EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)

Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D to which this Exhibit is attached is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned further acknowledges and agrees that he or it is eligible to use Schedule 13D and that he or it is and shall be responsible for the timely filing of the statement on Schedule 13D to which this Exhibit is attached and all amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other person making the filing, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: August 17, 2009

MEDPAK HOLDINGS, INC.

By:	/s/ Robert A. Martin
Robert A. Martin
Chairperson and President

EXCELLERE PARTNERS, LLC

By:	/s/ Robert A. Martin
Robert A. Martin
Managing Member

EXCELLERE CAPITAL FUND, L.P.

By:	EXCELLERE PARNTERS, LLC
Its:	General Partner

By:	/s/ Robert A. Martin
Robert A. Martin
Managing Member

/s/ Robert A. Martin
Robert A. Martin, individually

/s/ David L. Kessenich
David L. Kessenich, individually

SIEGEL FAMILY QTIP TRUST

By:	/s/ Todd E. Siegel
Todd E. Siegel
Trustee of the Siegel Family QTIP Trust

JADE PARTNERS

By:	/s/ Todd E. Siegel
Todd E. Siegel
Trustee of the Siegel Family QTIP Trust, as Managing General Partner

/s/ Todd E. Siegel
Todd E. Siegel, individually

/s/ Michael P. Conroy
Michael P. Conroy, individually

/s/ Michael D. Stevenson
Michael D. Stevenson, individually

/s/ Peter A. Williams
Peter A. Williams, individually

/s/ Ron Rosenbaum
Ron Rosenbaum, individually